UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 01, 2005


                                  PACEL CORP.
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Virginia                     000-29459                54-1712558
----------------------------       ----------------       ----------------------
(State or other jurisdiction       (Commission            (IRS Employer
   of incorporation)                   file number)          Identification No.)


10108 Industrial Drive, Pineville, North Carolina                   28134
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   (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: (704) 643-0676


                                       N/A
          -----------------------------------------------------------
         (Former name or former address, if changes since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))










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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective January 1, 2005, the registrant, through its wholly-owned subsidiary The Resourcing Solutions Group, Inc., completed the acquisition of certain assets of Rossar HR LLC, a Pennsylvania limited liability company. which does business under the name " Your Staff Solutions". Rossar HR LLC is a Professional Employment Organization founded in the 1987 which specializes in quality human resource management services for small to medium sized businesses.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial statements are not included with this initial report. Any required financial statements of the business acquired, or pro forma financial statements required by Article 11 of Regulation S-X, will be filed in a subsequent report within 71 days of the date of this initial report. However, at this time, the acquisition does not appear to meet the definition of a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X and the acquisition does not exceed 20% of the conditions set forth in Rule 3-05 of Regulation S-X..

         EXHIBIT NO.       DESCRIPTION

            10.1 Asset Purchase Agreement dated September 21, 2004 and attached schedules and exhibits.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   Pacel Corporation

         Dated: January 6, 2005                    By: /s/ GARY MUSSELMAN
                                                      --------------------------
                                                         President